EXHIBIT 10.e

                              AGREEMENT AND RELEASE

         THIS AGREEMENT AND RELEASE (the "Agreement") is entered into as of the 23rd day of July, 1996 (the "date hereof"), by and between SUNBEAM CORPORATION, a Delaware corporation (the "Company"), and James J.Clegg ("Employee").

                                    RECITALS:

         A. The Company and Employee are parties to a certain Employment Agreement dated as of January 1, 1994 (the "Employment Agreement");

         B. The Company has notified Employee that it has terminated the Employment Agreement pursuant to Section 5(b) thereof;

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

         SECTION 1. TERMINATION OF EMPLOYMENT PURSUANT TO THE EMPLOYMENT AGREEMENT. Employee acknowledges that his employment has been terminated, effective as of July 23rd, 1996. Employee hereby resigns, effective immediately, all elected or appointed offices or directorships held by him with the Company and/or any of its subsidiaries or any member of the "SOC Group," as defined below.

         SECTION 2. PAYMENTS TO EMPLOYEE. A. PAYMENT TO EMPLOYEE - In consideration of the execution and delivery of this Agreement by Employee, and of the releases and covenant not to sue provided for hereunder, seven (7) days after execution by Employee of this Agreement, and provided that he has not revoked this Agreement pursuant to Section 5 below, Employee shall be entitled to an amount equal to one year's base salary at Employee's current rate of pay, subject to all applicable withholdings.

         B. EBRP ACCOUNT - Employee also shall receive the balance of his vested Executive Benefit Replacement Plan (otherwise known as the "SERP") account with the Company, less applicable withholdings.

         C. 401(K) ACCOUNT - Employee also shall receive the balance of his vested 401(k) account, if any.

         D. ACKNOWLEDGMENTS - Employee acknowledges that he is not vested in any bonus or other incentive plan and that nothing is due and owing to him under any such arrangement. Employee hereby acknowledges that upon the making of the payments provided for herein, Employee will have received payment in full of all amounts due and owing to him under the Employment Agreement, except for reimbursement of business expenses in the ordinary course (which the Company will process promptly upon receipt from Employee).

         SECTION 3. STOCK OPTIONS. Employee is vested in certain stock options as set forth on EXHIBIT A attached hereto and incorporated by reference herein. Such options are governed by the terms of the Company's Equity Team Plan, as in effect on the date hereof.

         SECTION 4. BENEFIT PLANS. Employee's insurance coverages shall extend through the end of the month of July, 1996, and he shall have the rights to continue certain insurance coverages under the provisions of COBRA for the period of time prescribed by law.

         SECTION 5. RELEASE AND COVENANT NOT TO SUE. In consideration of the sums payable to (and the benefits provided to) Employee as set forth above, Employee hereby RELEASES and FOREVER DISCHARGES the Company and any parent, subsidiary, affiliated or related company or trust, including, but not limited to, its or their respective predecessors, past and present officers, directors, shareholders, agents, employees, legal representatives, successors, trustees, fiduciaries, and assigns (collectively the "SOC Group"), of and from (and does hereby WAIVE), any and all rights, contracts, claims (including claims sounding in tort), damages, actions, causes of action, and suits, whether or not presently known, suspected or claimed, which Employee ever had, now has or claims, or might hereafter have or claim against the SOC Group (including the Company) and each and all of them, relating to, directly or indirectly, any matter or thing occurring, in whole or in part, at any time, including, without limitation, any and all rights, claims, grievances, arbitrations, or causes of action which Employee has asserted, could assert, or which could be asserted on his behalf relating to his employment with the Company prior to the date of execution and delivery of this Agreement or his separation from such employment under any federal, state or local law, ordinance, regulation or rule, all of the foregoing as heretofore or hereafter amended, or under any court decree, heretofore or hereafter promulgated. Employee also WAIVES ANY AND ALL RIGHTS under the laws of any jurisdictions in the United States that would limit the foregoing release and waiver. Employee recognizes that, among other things, he is releasing the SOC Group (including the Company), of and from any and all claims he might have against it, or any of them, for pain and suffering, emotional distress, and for discrimination based on age, sex, national origin or color, mental or physical handicap or disability, or religious belief. Employee also COVENANTS NOT TO SUE the SOC Group, or any of them, for any of the matters covered by this Section 5.

         There is expressly excluded from the scope of the above release Employee's right to receive the benefits of this Agreement. There also is excepted from the scope of this Release and Covenant not to Sue, any and all claims which Employee may have for indemnification from the Company by reason of his service as a director or officer of the Company or any of its subsidiaries, pursuant to the Delaware General Corporation Law, the Certificate of Incorporation and Bylaws of the Company; provided that Employee shall cooperate fully with the Company in the defense of any and all such claims for which indemnification is provided to Employee by the Company.

         EMPLOYEE ACKNOWLEDGES THAT THE COMPANY HAS GIVEN HIM ADEQUATE TIME (UP TO 21 DAYS IF HE SO CHOOSES) WITHIN WHICH TO CONSIDER THIS AGREEMENT AND HAS ADVISED HIM IN WRITING TO CONSULT WITH COUNSEL BEFORE SIGNING THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES THAT HE UNDERSTANDS AND THAT HE HAS ENTERED INTO THIS AGREEMENT FREELY AND VOLUNTARILY.

         THE PARTIES FURTHER ACKNOWLEDGE THAT FOR A PERIOD OF SEVEN (7) DAYS FOLLOWING THE EXECUTION OF THIS AGREEMENT, EMPLOYEE MAY REVOKE THIS AGREEMENT. SUCH REVOCATION SHALL BE MADE IN WRITING AND DELIVERED TO THE GENERAL COUNSEL OF THE COMPANY BY THE CLOSE OF BUSINESS ON THE SEVENTH DAY FOLLOWING THE EXECUTION HEREOF BY EMPLOYEE. IF NOT REVOKED WITHIN SUCH SEVEN DAY PERIOD, THIS AGREEMENT SHALL THEREAFTER BE IRREVOCABLE.

         SECTION 6. COVENANTS OF CONFIDENTIALITY AND NON-COMPETITION. The parties hereby incorporate by reference the Confidentiality and Noncompetition provisions of the Company's Equity Team Plan, as in effect on the date hereof and the provisions of Section 7 of the Employment Agreement, and Employee expressly acknowledges his obligations of Confidentiality and Noncompetition.

         SECTION 7. RETURN OF PROPERTY. As soon as possible after the execution of this Agreement and prior to the payment to Employee of any sums pursuant to
Section 2 hereof, Employee shall return to the Company all Company property in his possession, including without limitation keys, credit cards, computers and computer records, files, printouts, plans, forecasts, and any and all other property of any type. Employee agrees that he shall not enter any office, factory, or other premises of the Company after the execution of this Agreement without the prior written consent of the Company.

         SECTION 8.  MISCELLANEOUS.

         a. Except as otherwise provided in this Agreement, all notices required or permitted hereunder or process relating hereto shall be in writing and signed by the party giving notice, and shall be deemed to have been given when hand-delivered by personal delivery, by Federal Express or similar courier service, when sent and confirmed by facsimile, or three (3) days after being deposited in the United States mail, registered or certified, with postage prepaid, return receipt requested, addressed as follows:

                  If to the Company:        SUNBEAM CORPORATION
                                            2100 New River Center
                                            200 East Las Olas Boulevard
                                            Fort Lauderdale, FL 33301
                                            Attention: General Counsel

                                            Facsimile: (954) 767-2105


                  If to the Employee:       James J. Clegg
                                            Box 3900 RFD
                                            Long Grove, IL 60047

                  or to such other address as either party may designate for himself or itself by notice given to the other party from time to time in accordance with the provisions hereof.

         b. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legatees, devisees, personal representatives, successors and assigns.

         c. No delay on the part of either party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by a party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. The waiver of any breach or condition of this Agreement by either party shall not constitute a precedent in the future enforcement of any of the terms and conditions of this Agreement.

         d. This Agreement has been negotiated by the parties, each being represented by counsel, and any uncertainty or ambiguity shall not be construed for or against either party as an attribution of drafting to either party.

         e. Whenever possible, each provision of this Agreement shall be construed and interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition without invalidating the remainder of such provision or any other provision of this Agreement or the application of such provision to other parties or circumstances.

         f. All discussions, correspondence, understandings and agreements heretofore made between the parties are superseded by and merged into this Agreement, which alone fully and completely expresses the agreement between the parties with respect to the subject matter hereof (except for provisions of the Employment Agreement and of the Equity Award Agreement which are specifically referred to or incorporated by reference herein), and the same is entered into with neither party relying upon any statement or representation made by or on behalf of any party not embodied in this Agreement. Any modification of this Agreement may be made only by a written agreement signed by both of the parties to this Agreement.

         g. This Agreement shall be governed in all respects by the internal laws of the State of Florida, without regard to principles of conflicts of laws.

         h. No third party shall be deemed to be or shall be, or become, a beneficiary of any provision of this Agreement. By entering into this Agreement, the Company has not agreed to grant similar benefits to any other employee, whether or not similarly situated, and no precedent, practice, policy or usage shall be established by the entry of the Company into this Agreement.

         j. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and each of which, when taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth below and as of the date and year first above written.

EMPLOYEE                               SUNBEAM CORPORATION

\s\JAMES J. CLEGG                      \s\DAVID C. FANNIN
- -----------------                      ------------------
James J. Clegg

                                       By: \s\ DAVID C. FANNIN
                                          --------------------
                                       Its: Executive Vice President
                                              and General Counsel

Date: 7/25/96                          Date: 8/2/96
     --------                               -------


Equity Team Plan Summary

                                                              "EQUITY TEAM" PLAN Portfolio
                                                              -----------------------------------
                                                                    Original Option Grants
Name                                           Date in        -----------------------------------
Hire Date        Position Title                Position           Date        Price       Vested*

- ------------     -------------------------     ----------     -----------    -------      -------
Clegg, James     President & COO, NA           09/01/94         01-Jan-91      $5.00       70979
12/05/88         President, Household Prod.                     01-Feb-94     $21.46       30000
                                                                17-Nov-94     $24.79       27400
                                                                01-Nov-95     $14.39       10500
                                                                                          -------
                                                                              Totals:     138879

Note:  *Shares vested as of 7/23/96
